Advanced Series Trust
For the period ended 12/31/08
File number 811-5186

                              SUB-ITEM 77D-4

                          ADVANCED SERIES TRUST
                      PROSPECTUS DATED MAY 1, 2008

                    SUPPLEMENT DATED OCTOBER 31, 2008

This supplement sets forth changes to the Prospectus, dated May 1, 2008, as amended and supplemented to date (the Prospectus), of Advanced Series Trust (the Trust). The Portfolios of the Trust discussed in this supplement may not be available under your variable contract. For more information about the Portfolios available under your contract, please refer to your contract prospectus. The following should be read in conjunction with the Prospectus and should be retained for future reference. Defined terms used herein and not otherwise defined herein shall have the meanings given to them in the Prospectus and the Prospectus Supplement, dated September 19, 2008 (the September Supplement).

The Board of Trustees of the Trust recently approved allowing the AST Advanced Strategies Portfolio, the AST Academic Strategies Asset Allocation Portfolio, the AST Aggressive Asset Allocation Portfolio, the AST Balanced Asset Allocation Portfolio, the AST Capital Growth Asset Allocation Portfolio, and the AST Preservation Asset Allocation Portfolio (each, a Portfolio and collectively, the Portfolios) to allocate up to approximately 5% of their respective net assets to: (i) index futures, other futures contracts, and options thereon to provide liquid exposure to their respective equity and fixed-income benchmark indices and (ii) cash, money market equivalents, short-term debt instruments, money market funds, and short-term debt funds to satisfy all applicable margin requirements for the futures contracts and to provide additional portfolio liquidity to satisfy large-scale redemptions and any variation margin calls with respect to the futures contracts. These Portfolios may also invest in ETFs for additional exposure to relevant markets. Futures and the risks relating to investments in futures are described in Section VII of this Supplement.
To reflect these changes, the Prospectus and the September Supplement are amended as described below.


I. The description of the Advanced Strategies II investment category of the AST Advanced Strategies Portfolio (the Advanced Strategies Portfolio) contained in the Prospectus under the heading "More Detailed Information on How the Portfolios Invest- -AST Advanced Strategies Portfolio--Description of Non-Traditional Investment Categories and Sub-categories" is hereby deemed to be deleted in its entirety and is replaced with the following.

Advanced Strategies II (QMA) . Up to approximately 15% of the Advanced Strategies Portfolio's net assets will be allocated to the Advanced Strategies II investment category subadvised by QMA. Up to approximately 10% of the assets attributable to this investment category will be used to take long and short positions in ETFs, exchange-traded notes, various futures contracts and other publicly-traded securities. QMA will analyze the publicly available holdings of the Advanced Strategies Portfolio and use a top-down approach to establish long and short tactical allocations among various components of the capital markets, including equities, fixed-income, and non-traditional assets. As such, this portion of the Advanced Strategies II investment category is intended to function as an overlay for the entire Advanced Strategies Portfolio. The remaining assets attributable to this investment category may be allocated to: (i) index futures, other futures contracts, and options thereon to provide liquid exposure to their respective equity and fixed-income benchmark indices and (ii) cash, money market equivalents, short-term debt instruments, money market funds, and short-term debt funds to satisfy all applicable margin requirements for the futures contracts and to provide additional portfolio liquidity to satisfy large-scale redemptions and any variation margin calls with respect to the futures contracts.

The Advanced Strategies Portfolio has an investment policy that prohibits the Portfolio from investing more than 10% of its total assets in other mutual funds. The Board recently approved a revision to that investment policy to permit the Advanced Strategies Portfolio to invest, without regard to the 10% limit on mutual fund investments, in: (i) money market funds and fixed-income funds for cash management, defensive, temporary, or emergency purposes or for additional portfolio liquidity to satisfy large-scale redemptions and variation margin calls and
(ii) ETFs for additional exposure to relevant markets.

II. The asset allocation table relating to the Advanced Strategies Portfolio contained in the Prospectus under the heading "More Detailed Information on How the Portfolios Invest- -AST Advanced Strategies Portfolio--Description of Non-Traditional Investment Categories and Sub-categories" is hereby deemed to be deleted in its entirety and is replaced with the following.

Overall, the Advanced Strategies Portfolio will pursue a combination of traditional and non-traditional investment strategies. It is expected that the approximate allocation across the various investment categories, sub-categories, and investment advisers will be as follows:

AST ADVANCED STRATEGIES PORTFOLIO: REVISED APPROXIMATE ASSET ALLOCATIONS

[The information will be provided in the following order:]
INVESTMENT CATEGORY
SUB-CATEGORY
PREVIOUS APPROXIMATE ALLOCATION
NEW APPROXIMATE ALLOCATION
INVESTMENT ADVISER

U.S. LARGE-CAP GROWTH
N/A
12.50%
17.00%
Marsico

U.S. LARGE-CAP VALUE
N/A
12.50%
17.00%
T. Rowe Price

INTERNATIONAL GROWTH
N/A
12.50%
8.50%
William Blair

INTERNATIONAL VALUE
N/A
12.50%
8.50%
LSV

U.S. FIXED-INCOME
N/A
15.00%
12.75%
PIMCO

HEDGED INTERNATIONAL BOND
Developed Markets
10.00%
8.50%
PIMCO

HEDGED INTERNATIONAL BOND
Emerging Markets
5.00%
4.25%
PIMCO

ADVANCED STRATEGIES I
Commodities Real Return
5.00%
2.84%
PIMCO

ADVANCED STRATEGIES I
Real Return
2.50%
2.83%
PIMCO

ADVANCED STRATEGIES I
Real Estate Real Return
2.50%
2.83%
PIMCO

ADVANCED STRATEGIES II
N/A
10.00%
15.00%
QMA

TOTAL:
        Previous Approximate Allocation   100.00%
        New Approximate Allocation        100.00%


The asset allocation generally provides for an allotment of approximately 50% of Portfolio assets to a combination of domestic and international equity strategies and an allotment of approximately 50% of Portfolio assets to a combination of U.S. fixed-income, hedged international bond, real return and exchange-traded fund investment strategies. The Portfolio will use derivative instruments to gain exposure to certain commodity and real estate related indices along with high yield bonds (also referred to as "junk" bonds) in connection with these investment strategies. The asset allocations described above are subject to change at any time without notice at the sole discretion of the Investment Managers.

III. The description of the Overlay investment category of the AST Academic Strategies Asset Allocation Portfolio (the Academic Strategies Portfolio) contained in the September Supplement is hereby deemed to be deleted in its entirety and is replaced with the following.

Overlay (QMA) . Up to approximately 10% of the Academic Strategies Portfolio's net assets will be allocated to the Overlay investment category subadvised by QMA. Up to approximately 5% of the assets attributable to this investment category will be used to take long and short positions in ETFs, exchange-traded notes, various futures contracts and other publicly-traded securities. QMA will analyze the publicly available holdings of the Academic Strategies Portfolio and use a top-down approach to establish long and short tactical allocations among various components of the capital markets, including equities, fixed-income, and non-traditional assets. As such, this portion of the Overlay investment category is intended to function as an overlay for the entire Academic Strategies Portfolio. The remaining assets attributable to this investment category may be allocated to: (i) index futures, other futures contracts, ETFs, and options thereon to provide liquid exposure to their respective equity and fixed-income benchmark indices and (ii) cash, money market equivalents, short-term debt instruments, money market funds, and short-term debt funds to satisfy all applicable margin requirements for the futures contracts and to provide additional portfolio liquidity to satisfy large-scale redemptions and any variation margin calls with respect to the futures contracts.

IV. The last paragraph appearing in the Prospectus under the caption "Risk/Return Summary-Asset Allocation Portfolios:
Investment Objectives and Principal Strategies--AST Dynamic Asset Allocation Portfolios" is hereby deemed to be deleted in its entirety and replaced with the following:
The Dynamic Asset Allocation Portfolios are not limited to investing exclusively in shares of the Underlying Portfolios. Each of these portfolios is now permitted under current law to invest in "securities" as defined under the Investment Company Act of 1940. For these purposes, the term "securities" includes, without limitation, shares of common or preferred stock, warrants, security futures, notes, bonds, debentures, any put, call, straddle, option, or privilege on any security or on any group or index of securities, or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency. In addition, the Investment Managers and the Trust recently received exemptive relief to permit the Asset Allocation Portfolios to invest in derivative instruments that are not classified as securities under the federal securities laws, including, without limitation, futures contracts, forwards, and swap agreements. Up to approximately 5% of each Portfolio's net assets will be allocated to: (i) index futures, other futures contracts, and options thereon to provide liquid exposure to their respective equity and fixed-income benchmark indices and (ii) cash, money market equivalents, short-term debt instruments, money market funds, and short-term debt funds to satisfy all applicable margin requirements for the futures contracts and to provide additional portfolio liquidity to satisfy large-scale redemptions and any variation margin calls with respect to the futures contracts. This Portfolio may also invest in ETFs for additional exposure to relevant markets.

V. The asset allocation table relating to the AST Aggressive Asset Allocation Portfolio, the AST Balanced Asset Allocation Portfolio, the AST Capital Growth Asset Allocation Portfolio, and the AST Preservation Asset Allocation Portfolio (each, a Dynamic Asset Allocation Portfolio and collectively, the Dynamic Asset Allocation Portfolios) contained in the Prospectus under the heading "More Detailed Information on How the Portfolios Invest--AST Dynamic Asset Allocation Portfolios-Investment Process" is hereby deemed to be deleted in its entirety and is replaced with the following.

Generally, PI and QMA currently expect that the assets of the Dynamic Asset Allocation Portfolios will be invested as set forth in the table below.


PORTFOLIO:
AST Aggressive Asset Allocation Portfolio
APPROXIMATE NET ASSETS ALLOCATED TO EQUITY SECURITIES:
100% (Generally range from 92.5%-100%)
APPROXIMATE NET ASSETS ALLOCATED TO DEBT SECURITIES AND MONEY
  MARKET INSTRUMENTS:
0% (Generally range from 0-7.5%)


PORTFOLIO:
AST Capital Growth Asset Allocation Portfolio
APPROXIMATE NET ASSETS ALLOCATED TO EQUITY SECURITIES:
75% (Generally range from 67.5%-80%)
APPROXIMATE NET ASSETS ALLOCATED TO DEBT SECURITIES AND MONEY
  MARKET INSTRUMENTS:
25% (Generally range from 20.0%-32.5%)


PORTFOLIO:
AST Balanced Asset Allocation Portfolio
APPROXIMATE NET ASSETS ALLOCATED TO EQUITY SECURITIES:
60% (Generally range from 52.5%-67.5%)
APPROXIMATE NET ASSETS ALLOCATED TO DEBT SECURITIES AND MONEY
  MARKET INSTRUMENTS:
40% (Generally range from 32.5%-47.5%)

PORTFOLIO:
AST Preservation Asset Allocation Portfolio
APPROXIMATE NET ASSETS ALLOCATED TO EQUITY SECURITIES:
35% (Generally range from 27.5%-42.5%)
APPROXIMATE NET ASSETS ALLOCATED TO DEBT SECURITIES AND MONEY
  MARKET INSTRUMENTS:
65% (Generally range from 57.5%-72.5%)

PI and QMA currently expect that any changes to the asset allocation and Underlying Portfolio weights will be effected within the above-referenced ranges. Consistent with each Dynamic Asset Allocation Portfolio's principal investment policies, PI and QMA may, however, change the asset allocation and Underlying Portfolio weights both within and beyond such above-referenced ranges at any time in their sole discretion. In addition, PI and QMA may, at any time in their sole discretion, rebalance a Dynamic Asset Allocation Portfolio's investments to cause its composition to match the asset allocation and Underlying Portfolio weights. Although PI and AST Investment serve as the Manager of the Underlying Portfolios, the day-to-day investment management of the Underlying Portfolios is the responsibility of the relevant subadvisers.


VI. The information in the Prospectus appearing under the caption "More Detailed Information on How the Portfolios Invest-
-AST Dynamic Asset Allocation Portfolios-Other Investments" is hereby deemed to be deleted in its entirety and replaced with the following:

The Dynamic Asset Allocation Portfolios are not limited to investing exclusively in shares of the Underlying Portfolios. Each of these portfolios is now permitted under current law to invest in "securities" as defined under the Investment Company Act of 1940. For these purposes, the term "securities" includes, without limitation, shares of common or preferred stock, warrants, security futures, notes, bonds, debentures, any put, call, straddle, option, or privilege on any security or on any group or index of securities, or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency. In addition, the Investment Managers and the Trust recently received exemptive relief to permit the Asset Allocation Portfolios to invest in derivative instruments that are not classified as securities under the federal securities laws, including, without limitation, futures contracts, forwards, and swap agreements. Up to approximately 5% of each Portfolio's net assets will be allocated to: (i) index futures, other futures contracts, and options thereon to provide liquid exposure to their respective equity and fixed-income benchmark indices and (ii) cash, money market equivalents, short-term debt instruments, money market funds, and short-term debt funds to satisfy all applicable margin requirements for the futures contracts and to provide additional portfolio liquidity to satisfy large-scale redemptions and any variation margin calls with respect to the futures contracts. This Portfolio may also invest in ETFs for additional exposure to relevant markets.

VII. Information relating to futures contracts and the risks relating to investments in futures contracts is provided below. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract a Portfolio is required to deposit collateral ("margin") equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Portfolio will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.

The sale of a futures contract limits a Portfolio's risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract's expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, a Portfolio will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.

The purchase of a futures contract may protect a Portfolio from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Portfolio was attempting to identify specific securities in which to invest in a market the Portfolio believes to be attractive. In the event that such securities decline in value or a Portfolio determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Portfolio may realize a loss relating to the futures position.
A Portfolio is also authorized to purchase or sell call and put options on futures contracts including financial futures and stock indices in connection with its hedging activities. Generally, these strategies would be used under the same market and market sector conditions (i.e., conditions relating to specific types of investments) in which the Portfolio entered into futures transactions. A Portfolio may purchase put options or write (i.e., sell) call options on futures contracts and stock indices rather than selling the underlying futures contract in anticipation of a decrease in the market value of its securities. Similarly, a Portfolio can purchase call options, or write put options on futures contracts and stock indices, as a substitute for the purchase of such futures to hedge against the increased cost resulting from an increase in the market value of securities which the Portfolio intends to purchase.

A Portfolio may only write "covered" put and call options on futures contracts. A Portfolio will be considered "covered" with respect to a call option it writes on a futures contract if the Portfolio owns the assets that are deliverable under the futures contract or an option to purchase that futures contract having a strike price equal to or less than the strike price of the "covered" option and having an expiration date not earlier than the expiration date of the "covered" option, or if it segregates for the term of the option cash or other liquid assets equal to the fluctuating value of the optioned future. A Portfolio will be considered "covered" with respect to a put option it writes on a futures contract if it owns an option to sell that futures contract having a strike price equal to or greater than the strike price of the "covered" option, or if it segregates for the term of the option cash or other liquid assets at all times equal in value to the exercise price of the put (less any initial margin deposited by the Portfolio with its custodian with respect to such option). There is no limitation on the amount of a Portfolio's assets that can be segregated.

With respect to futures contracts that are not legally required to "cash settle," a Portfolio may cover the open position by setting aside or earmarking liquid assets in an amount equal to the market value of the futures contract. With respect to futures that are required to "cash settle," however, a Portfolio is permitted to set aside or earmark liquid assets in an amount equal to the Portfolio's daily marked to market (net) obligation, if any (in other words, the Portfolio's daily net liability, if any) rather than the market value of the futures contract. By setting aside assets equal to only its net obligation under cash-settled futures, a Portfolio will have the ability to employ leverage to a greater extent than if the Portfolio were required to segregate assets equal to the full market value of the futures contract.

Each Portfolio has claimed an exclusion from the definition of the term "commodity pool operator" under the Commodity Exchange Act ("CEA") pursuant to Rule 4.5 under the CEA. The Manager is not, therefore, subject to registration or regulation as a "commodity pool operator" under the CEA and each Portfolio is operated so as not to be deemed to be a "commodity pool" under the regulations of the Commodity Futures Trading Commission.